Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Glimcher Realty Trust
Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87538, 333-113910, 33-90730, 33-91084,
333-43317, 333-43319, 333-61339 and 333-115068), Form S-11 (No. 33-69740) and
Form S-8 (Nos. 33-94542, 333-10221, 333-84537 and 333-123557) of Glimcher Realty
Trust of our reports dated February 22, 2006 relating to the consolidated financial statements, financial statement schedule and the effectiveness of Glimcher Realty Trust's internal control over financial reporting, which appear in this Form 10-K.


Chicago, Illinois                                      /s/ BDO Seidman, LLP
February 22, 2006